2Q 2023 Preliminary Results Exhibit 99.2 Ally Financial Inc. 2Q 2023 Earnings Review July 19, 2023 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com 1

2Q 2023 Preliminary Results Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2022, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

2Q 2023 Preliminary Results GAAP and Core Results: Quarterly ($ millions, except per share data) 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 GAAP net income attributable to common shareholders (NIAC) $ 301 $ 291 $ 251 $ 272 $ 454 (1)(2) Core net income attributable to common shareholders $ 291 $ 250 $ 327 $ 346 $ 570 GAAP earnings per common share (EPS) (diluted, NIAC) $ 0.99 $ 0.96 $ 0.83 $ 0.88 $ 1.40 (1)(2) $ 0.96 $ 0.82 $ 1.08 $ 1.12 $ 1.76 Adjusted EPS Return on GAAP common shareholders' equity 10.8% 10.8% 9.7% 10.0% 14.7% (1)(2) 13.9% 12.5% 17.6% 17.2% 23.2% Core ROTCE GAAP common shareholders' equity per share $ 37.16 $ 36.75 $ 3 5.20 $ 3 3.66 $ 37.28 (1)(2) Adjusted tangible book value per share (Adjusted TBVPS) $ 32.08 $ 3 1.59 $ 2 9.96 $ 2 8.39 $ 32.16 Efficiency ratio 60.1% 60.3% 57.5% 57.6% 54.8% (1)(2) 51.7% 55.8% 50.6% 48.2% 43.9% Adjusted efficiency ratio GAAP total net revenue $ 2 ,079 $ 2 ,100 $ 2 ,201 $ 2,016 $ 2 ,076 (1)(2) $ 2,066 $ 2,047 $ 2,163 $ 2 ,089 $ 2,222 Adjusted total net revenue (1)(2) Pre-provision net revenue $ 830 $ 834 $ 935 $ 855 $ 938 (1)(2) $ 817 $ 781 $ 954 $ 948 $ 1,084 Core pre-provision net revenue Effective tax rate 18.4% 17.5% 37.5% 28.1% 24.0% (1) The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre- provision net revenue (Core PPNR), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), Pre-provision net revenue (PPNR), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. (2) Non-GAAP financial measure – see pages 34 – 36 for definitions. 3

2Q 2023 Preliminary Results

2Q 2023 Highlights

$0.99 | $0.96	10.8% | 13.9%	$2.1B | $2.1B	3.4% | 10.4%
GAAP EPS | Adj. EPS(1)	Return on Common Equity | Core ROTCE (1)	GAAP Net Revenue | Adj. Total Net Revenue(1)	NIM (ex. OID)(1) | Est. Retail Originated Yield(2)

Funding, Liquidity & Capital

- Maintaining strong levels of liquidity and capital in a dynamic environment
- Retail deposit balances ↑$0.5 billion QoQ; FDIC insured balances ↑$1.3 billion QoQ and represent 92% portfolio
- Total available liquidity of $42.5 billion, 3.8x uninsured deposit balance
- 9.3% CET1 ratio, $3.7 billion of capital above regulatory minimum and SCB

Operational Highlights

Dealer Financial Services

- 3.5 million consumer auto applications driving $10.4 billion of origination volume
- Annualized retail auto net charge-offs of 132bps
- Insurance written premiums of $299 million

Consumer & Commercial Banking(3)

- $154.3 billion of total deposits, up $13.9 billion YoY; 2.9 million customers
- Over 1 million active credit cardholders; One Ally digital experience launched; full rebranding expected in 2023
- Corporate finance floating rate HFI loans of $10.1 billion with ~100% in first lien position

(1) Non-GAAP financial measure. See pages 34 – 36 for definitions.
(2) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 37 for details.
(3) Consumer and Commercial Banking activity is within 'Corporate and Other' and 'Corporate Finance' businesses.
Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies. Additionally, we offer securities-brokerage and investment advisory services through Ally Invest.

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2Q 2023 Preliminary Results Purpose-Driven Culture Powered by our “LEAD” core values and “Do it Right” approach Look Employees Strong enterprise engagement L score of 84, ranking in the top externally Invest in our people 10% of companies, +8 vs. and culture to drive (1) financial services benchmark purpose Execute with E (2) excellence 170M+ digital interactions and Customers 4M+ customer calls supported YTD, Treat customers (3) 87% Bank customer satisfaction , (4) equally with honesty 96% customer retention and integrity Act with A professionalism Communities Announced nearly $1B in giving and Make an impact in the capital deployment in 2023 to support communities in which affordable housing initiatives Deliver we live and work D results Delivering long-term value for all stakeholders See page 38 for footnotes. 5

2Q 2023 Preliminary Results Managing a Dynamic Environment Positioned for long-term earnings expansion despite volatile market backdrop Interest Rates - Expect near-term NIM compression from higher Fed Funds rate path - Well-established hedging program positioned for ‘higher-for-longer’ rate scenario - Positioned for NIM expansion, driven by asset-yield momentum, after short-term rate increases pause Retail Auto Credit Performance - Expect full-year retail auto NCOs of 1.8% (upper-end of range) - Continuing to monitor impacts of inflation and elevated delinquencies - Anticipate used vehicle values down 12% in the second half of 2023 (down 8% on a full-year basis) Potential Regulatory Changes - Maintaining strong capital and liquidity buffers informed by comprehensive scenario analysis - Preparing for ↑ overall capital and liquidity and more stringent requirements for Category IV firms Balancing Near-term Headwinds with Long-term Focus - Balance sheet positioned for margin and earnings expansion as near-term headwinds abate - Expect full-year retail auto originated yields >10.5%, driving significant earning asset-yield expansion - High-quality, consumer deposit portfolio representing 87% of funding; stable and efficient foundation 6

2Q 2023 Preliminary Results Diversified Consumer Deposits Franchise Stable and growing deposit vintages since the inception of Ally Bank Ally Retail Deposits by Vintage ($ billions) Highlights 2.9M 92% ~$50k 96% Retail deposit of retail deposit Avg. customer Customer (1) retention customers balances are deposit balance FDIC insured See page 37 for footnotes. 7

2Q 2023 Preliminary Results Funding and Liquidity Stable, high-quality deposit funding and strong liquidity position Total Available Liquidity Funding Composition ($ billions) Unsecured Debt Cash and Equivalents FHLB / Other FHLB Unused Pledged Borrowing Capacity Secured Debt Unencumbered Highly Liquid Securities Total Deposits (1) Loan to Deposit Ratio Available Liquidity vs. Uninsured Deposits 2.3x 2.2x 2.5x 3.6x 3.8x 100% 99% 96% 95% 96% Note: Excludes (i) estimated incremental funding capacity if securities were pledged to Bank Term Funding Program at (1) Total loans and leases. par relative to market value (~$1.8B) and (ii) Fed Discount Window based on pledged collateral ($2.1B) as of 6/30/23. 8

2Q 2023 Preliminary Results 2Q 2023 Financial Results Increase / (Decrease) vs. Consolidated Income Statement 2Q 23 1Q 23 2Q 22 1Q 23 2Q 22 ($ millions, except per share data) Net financing revenue $ 1,573 $ 1,602 $ 1,764 $ (29) $ (191) (1) Core OID 12 11 10 0 2 (1) 1,585 1,613 1,774 (29) (189) Net financing revenue (ex. Core OID) Other revenue 506 498 312 8 194 (2) (25) (65) 136 40 (161) Repositioning and change in fair value of equity securities (1) 481 433 448 48 33 Adjusted other revenue Provision for credit losses 427 446 304 (19) 123 Memo: Net charge-offs 399 409 153 (10) 246 Memo: Provision build / (release) 28 37 151 (9) (123) Noninterest expense 1,249 1,266 1,138 (17) 111 Pre-tax income $ 403 $ 388 $ 634 $ 15 $ (231) Income tax expense 74 68 152 6 (78) Net loss from discontinued operations - (1) - 1 - Net income $ 329 $ 319 $ 482 $ 10 $ (153) Preferred stock dividends 28 28 28 - - Net income attributable to common stockholders $ 301 $ 291 $ 454 $ 10 $ (153) GAAP EPS (diluted) $ 0.99 $ 0.96 $ 1.40 $ 0 .03 $ (0.41) (1) 0.03 0.03 0 .02 0.00 0.01 Core OID, net of tax (2) (0.06) (0.17) 0 .33 0.10 (0.40) Change in fair value of equity securities, net of tax (2) Repositioning, discontinued ops., and other, net of tax - 0 .00 - (0.00) - (1) $ 0.96 $ 0 .82 $ 1 .76 $ 0.13 $ (0.80) Adjusted EPS (1) Non-GAAP financial measure. See pages 34 – 36 for definitions. (2) Contains non-GAAP financial measures and other financial measures. See pages 34 – 37 for definitions. 9

2Q 2023 Preliminary Results Balance Sheet and Net Interest Margin 2Q 23 1Q 23 2Q 22 Average Average Average Balance Balance Balance Yield Yield Yield ($ millions) Retail Auto Loans $ 84,097 8.81% $ 83,615 8.49% $ 79,695 6.82% Auto Leases (net of depreciation) 10,110 7.60% 10,435 6.84% 10,615 6.66% Commercial Auto 19,709 6.94% 18,650 6.60% 16,211 3.65% Corporate Finance 10,240 9.15% 10,606 8.96% 8 ,351 5.02% (1) 19,325 3.22% 19,621 3.25% 18,980 3.01% Mortgage (2) 2,114 9.99% 2 ,037 9.97% 1,346 11.94% Consumer Other - Ally Lending Consumer Other - Ally Credit Card 1,701 21.88% 1 ,618 21.84% 1 ,093 19.71% Cash and Cash Equivalents 7,401 4.70% 5 ,731 3.95% 3 ,761 0.61% (3) 31,958 3.17% 32,578 3.04% 35,050 2.35% Investment Securities & Other Earning Assets $ 186,655 6.99% $ 184,891 6.71% $ 175,103 5.11% (3) Total Loans and Leases 147,717 7.93% 146,992 7.63% 136,663 5.93% (4) $ 1 52,382 3.74% $ 152,752 3.23% $ 139,814 0.76% Deposits Unsecured Debt 10,618 6.27% 10,357 6.20% 8 ,806 6.02% Secured Debt 2,879 5.61% 2,552 6.04% 1 ,154 6.61% (5) 7,592 3.00% 6,503 2.74% 11,966 1.75% Other Borrowings Funding Sources $ 173,471 3.89% $ 172,165 3.44% $ 161,740 1.16% NIM (as reported) 3.38% 3.51% 4.04% (6) $ 824 5.77% $ 835 5.56% $ 868 4.72% Core OID (6) 3.41% 3.54% 4.06% NIM (ex. Core OID) (1) Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment. (2) Unsecured lending from point-of-sale financing. (3) Includes Community Reinvestment Act and other held-for-sale (HFS) loans. (4) Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits). (5) Includes FHLB borrowings and Repurchase Agreements. (6) Non-GAAP financial measure. See pages 34 – 36 for definitions. 10

2Q 2023 Preliminary Results

Net Interest Margin Dynamics

Expect 2023 full-year average NIM of approximately 3.4%

- **Net interest margin trough in 4Q assuming Fed Funds peak of 5.50% in 2Q '23 with no easing in 2023**
  - End of 2023 Fed Funds ↑ 100bps vs. 3/31 curve, putting incremental pressure on NIM trough
- **Net interest margin expansion driven by earning asset yield momentum after rate increases pause**
  - Margin expansion will accelerate when benchmark rates decline
- **Retail auto portfolio yield expected to reach 9% in 4Q '23**
  - Recent originated yields >10% replacing older vintages over medium-term, driving portfolio yield >9% in 2024

Retail Auto Pricing Dynamics


QoQ Yield ↓ driven by shift to higher credit quality mix
Estimated Originated Yield(1)
Portfolio Yield
7.8%
8.7%
9.6%
10.9%
10.4%
6.8%
7.3%
8.0%
8.5%
8.8%
~9%
2Q 22
3Q 22
4Q 22
1Q 23
2Q 23
4Q 23

Earning Asset Yield:

2Q 22	3Q 22	4Q 22	1Q 23	2Q 23	4Q 23
5.1%	5.6%	6.2%	6.7%	7.0%	~7.2%

Deposit Pricing Dynamics


Assumes peak Fed Funds of 5.50% and no rate cuts
EoP OSA Yield
Retail Deposit Portfolio Yield
1.0%
2.1%
3.3%
3.8%
4.0%
0.7%
1.5%
2.4%
3.2%
3.7%
~4.1%
2Q 22
3Q 22
4Q 22
1Q 23
2Q 23
4Q 23

(1) *Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 37 for details.*

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2Q 2023 Preliminary Results Capital • 2Q ‘23 CET1 ratio of 9.3% Capital Ratios and Risk-Weighted Assets ($ billions) • $3.7B of CET1 capital above FRB requirement of 7.0% Total Capital (Regulatory Minimum + SCB) Ratio Tier 1 Ratio – 9.0% internal operating target CET1 Ratio – Preliminary 2023 SCB unchanged at 2.5% Risk • Balanced approach in a dynamic environment Weighted Assets – Modest RWA growth while increasing capital buffer • Ongoing scenario analysis and planning informs actions • Announced 3Q ’23 common dividend of $0.30 per share Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 37. Capital Deployment Actions 2Q ‘23 CET1 and TCE Ratios Dividend per Share Common Shares Outstanding 302M 2Q 23 2Q 23 Pro-forma CET1 in unlikely 4Q 22 4Q 22 event of immediate, full 2Q 22 313M 2Q 22 $0.30 phase-in of AFS AOCI 4Q 21 4Q 21 2Q 21 363M 2Q 21 6.9% 4Q 20 4Q 20 2Q 20 374M 2Q 20 $0.19 4Q 19 4Q 19 2Q 19 393M 2Q 19 $0.17 4Q 18 4Q 18 2Q 18 426M 2Q 18 $0.13 4Q 17 4Q 17 (1) 2Q 17 452M $0.08 2Q 17 4Q 16 4Q 16 2Q 16 484M 2Q 16 $- Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. 301,618,768 actual shares outstanding as of 6/30/23. (1) Contains a Non-GAAP financial measure. See pages 34 – 36 for definitions. 12

2Q 2023 Preliminary Results Asset Quality: Key Metrics Consolidated Net Charge-Offs (NCOs) Net Charge-Off Activity ($ millions) 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 Retail Auto $ 108 $ 217 $ 347 $ 351 $ 277 Annualized Commercial Auto (1) - - - 4 NCO Rate Mortgage Finance (1) 1 - - - Corporate Finance 26 31 - - 56 NCOs ($M) Ally Lending 13 16 26 30 27 Ally Credit Card 11 13 19 29 36 (1) Corp/Other (3) (2) (2) (1) (1) Total $ 153 $ 276 $ 390 $ 409 $ 399 (1) Corp/Other includes legacy Mortgage HFI portfolio. Note: Ratios exclude loans measured at fair value and loans held-for-sale. See page 37 for definition. Retail Auto Delinquencies Retail Auto Net Charge-Offs (NCOs) QoQ decrease driven by seasonality 30+ DPD YoY increase reflects industry-wide credit normalization Delinquency Rate 60+ DPD Delinquency Rate Annualized NCO Rate 60+ Delinquent Contracts ($M) NCOs ($M) See page 37 for definition. Notes: [1] Includes accruing contracts only [2] Days Past Due (“DPD”). 13

2Q 2023 Preliminary Results

Asset Quality: Coverage and Reserves

Consolidated Coverage

($ billions)



2.03%
2.68%
2.71%
2.72%
2.74%
2.72%
Reserve (%)
$2.6
$3.5
$3.6
$3.7
$3.8
$3.8
Reserve ($)
CECL Day 1
2Q 22
3Q 22
4Q 22
1Q 23
2Q 23

Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships.

Retail Auto Coverage

($ billions)



3.34%
3.51%
3.56%
3.60%
3.60%
3.62%
Reserve (%)
$2.4
$2.9
$3.0
$3.0
$3.0
$3.1
Reserve ($)
CECL Day 1
2Q 22
3Q 22
4Q 22
1Q 23
2Q 23

Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships.

Consolidated QoQ Reserve Walk

($ millions)

1Q '23 Reserve
$3,751

1. **Net Charge-off Activity**
   ($399) 2Q '23 NCOs
   $399 *Replenished*

2. **Δ In Portfolio Size**
   $55
   Loan Growth

3. **All Other**
   $(25)
   Includes macroeconomic trends

2Q '23 Reserve
$3,781

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2Q 2023 Preliminary Results

Retail Auto Credit Performance

Loss performance down seasonally in 2Q, pace of 30+ day DQ normalization moderating

- **2Q '23 NCOs of 1.3% slightly elevated versus expectations**
  - Elevated delinquencies entering the quarter translated to higher losses in late June
  - Losses coincided with accelerated decline in used values observed late in the quarter
- **30+ day delinquencies remain elevated, but moved more in-line with expectations QoQ**
  - Smallest 2Q QoQ increase in 30+ day delinquencies since 2020; lowest YoY increase since 1Q '22
  - Continuing to monitor impact of elevated delinquency and persistent inflation on loss frequency
  - Severity mainly driven by used vehicle values, which are projected to decline 12% in second half of the year

2023 Retail Auto NCO Trajectory

Seasonal NCO trajectory for full-year annualized NCO rate of ~1.8%


1.68%
1.32%
1.8% - 1.9%
2.3% - 2.4%
~1.8%
1Q 23
2Q 23
3Q 23
4Q 23
FY 23

See page 37 for definition.

Summary of Pricing and Underwriting Actions

1H '22	Restrictive measures on underperforming segments, including auto decline and actions driving ↑ mix of new vehicles
3Q '22	Identified six underperforming microsegments; moved to auto decline or adjusted pricing and loss assumptions
4Q '22	Risk premium pricing increments to lower credit tiers and curtailment actions on lower performing segments
1Q '23	Add'l price changes driving ↑ S-tier mix in 2Q '23, and additional actions on lower performing segments
2Q '23	Add'l price changes resulting in ↑ originated yield going forward

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2Q 2023 Preliminary Results Used Vehicle Value Outlook Used vehicle values forecast to decline 12% in 2H ’23 • 2023 used vehicle value forecast largely unchanged since 1Q ‘23 (full-year down 8% vs. 9% previously) • Expect continued decline in used vehicle values for remainder of the year (down 12% vs. June) • Continue to expect used values to remain elevated vs. 2019 throughout medium term – Ongoing lack of used vehicle supply expected to keep auction prices above pre-pandemic levels well beyond 2023 Ally Used Vehicle Value Index 3-year-old vehicles, adjusted for seasonality, mix, mileage, and MSRP inflation ↓ 3% QoQ ↑ 5% YTD ↓ 12% ↓8% FY’23 16

2Q 2023 Preliminary Results

Ally Bank: Deposit and Customer Trends

#1	2.9M	57	$139B	14+
Largest All-Digital, Direct U.S. Bank(1)	Ally Bank Deposit Customers	Consecutive Quarters of Customer Growth	Retail Deposit Balances	Consecutive Years of Retail Deposit Growth

- **Total deposits of $154.3 billion, up $13.9 billion YoY**
  - Retail deposits of $139.0 billion, up $7.8 billion YoY and $486 million QoQ
- **2.9 million retail deposit customers, up 14% YoY**
  - 86 thousand net new customers in 2Q
  - 69% of new customers from millennial or younger generations
  - Industry leading 96% customer retention rate
- **10% multi-product relationship customers**

Total Deposits: Retail & Brokered

($ billions; EoP)



0.71%
1.50%
2.45%
3.16%
3.68%
Avg. Retail Portfolio Interest Rate
$140
$146
$152
$154
$154
$9
$12
$15
$16
$15
Brokered / Other
$15
$15
$15
$12
$11
Uninsured
$116
$119
$122
$126
$128
FDIC Insured
2Q 22
3Q 22
4Q 22
1Q 23
2Q 23

Note: Brokered / Other includes sweep deposits, mortgage escrow and other deposits.

Net New Retail Deposit Customers



28k
51k
85k
126k
86k
2Q 22
3Q 22
4Q 22
1Q 23
2Q 23

Ally Bank: Multi-product Relationship Customers

Deposit customers with an Ally Invest, Ally Home or Ally Credit Card relationship



5%
7%
8%
9%
10%
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q
2019
2020
2021
2022
2023

See page 38 or footnotes.

Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies. Additionally, we offer securities-brokerage and investment advisory services through Ally Invest.

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2Q 2023 Preliminary Results Ally Bank: Leading, Growing, and Diversified Organic growth opportunities to deepen customer relationships Ally Invest (Brokerage & Wealth) • Leading, all-digital direct bank with complementary Net Customer Assets ($ in billions) | Acquired: 2Q’16 product suite % of New Accts from – 85% of new Ally Invest accounts from existing customers Existing Customers – 1.1 million active cardholders, up 49 thousand QoQ and $1.8 billion in outstanding balances – 480 thousand point of sale customers from over 3 thousand merchant locations primarily in high-quality home improvement and healthcare verticals • Modest growth in unsecured balances year-to-date, reflective of cautious approach in current environment Ally Lending (Point of Sale) Ally Credit Card EoP Portfolio Balances ($ in billions) | 3.3k merchant relationships EoP Portfolio Balances ($ in billions) | 56% Customer CAGR since 2017 Acquired: 4Q’19 Acquired: 4Q’21 Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies. Additionally, we offer securities-brokerage and investment advisory services through Ally Invest. 18

2Q 2023 Preliminary Results Auto Finance Inc / (Dec) v. • Auto pre-tax income of $501 million Key Financials ($ millions) 2Q 23 1Q 23 2Q 22 Net financing revenue $ 1,349 $ 27 $ 48 – Pre-tax income down YoY, primarily driven by lower net loss Total other revenue 83 6 11 performance in prior year period Total net revenue 1,432 33 59 Provision for credit losses 331 (20) 103 • Unique dealer value proposition, combined with pullback (1) Noninterest expense 600 (6) 55 from peers, has allowed for strategic pricing and Pre-tax income $ 501 $ 59 $ (99) underwriting actions U.S. auto earning assets (EOP) $ 115,397 $ 1,834 $ 6,581 – Opportunity to increase originations in highest credit quality Key Statistics segment to optimize risk-adjusted returns Remarketing gains ($ millions) $ 70 $ 23 $ 20 Average gain per vehicle $ 2 ,335 $ 403 $ 663 • Higher off-lease volume and per-unit auction proceeds Off-lease vehicles terminated (# units) 2 9,872 5,709 207 driving increased lease remarketing gains QoQ Application volume (# thousands) 3,517 199 221 Retail Auto Origination Mix by Credit Tier Lease Portfolio Trends Loss Profile S-Tier Lower Lessee & Dealer Buyout % A-Tier Remarketing Gains ($ millions) Higher B-Tier C/D/E Tier Avg. Gain / Unit $1,671 $1,325 $1,476 $1,932 $2,335 See page 38 for footnotes. 19

2Q 2023 Preliminary Results

Auto Revenue Diversification

Significant revenue expansion enabled by scale of auto franchise

- **Leveraging our strengths and partnership approach to continuously evolve with the industry**
- **Remarketing revenue, driven by SmartAuction, expected to be up over 60% in 2023 compared to 2019**
  - Revenue up materially despite 25%+ decline in industry wholesale volume
  - White label relationships propelling growth with significant opportunity to expand even further over medium-term
- **Passthrough programs enhance our value proposition to dealers, providing lending solutions without increasing our credit exposure, while allowing for monetization of declined applications**
  - Ally receives fees for originating, selling and servicing declined applications that are passed through to partners

SmartAuction Units and Revenue


↑ 60%+
$120M+
$107M
$107M
$62.4M YTD
Gross Revenue
$74M
$73M
550K+
363K
Units
292K
280K
292K
2019
2020
2021
2022
Pro-Forma 2023

Industry Wholesale Volume[1]:

2019	2020	2021	2022	Pro-Forma 2023
13.5M	11.9M	10.3M	8.9M	9.5M

Passthrough Program Revenue

Lifetime pre-tax contribution


↑ 400%+
$65M+
$36.4M YTD
$32M
$20M
$13M
$13M
2019
2020
2021
2022
Pro-Forma 2023

(1) Estimated 2023 volume; source: Cox Automotive

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2Q 2023 Preliminary Results Consumer Electric Vehicles Well-positioned to remain an industry leader as consumer preferences evolve • Unique scale and dealer engagement levels enable Ally to capitalize as EV adoption increases • Consumer electric vehicle origination volume of $347 million in 2Q ‘23, up 42% YoY – EV originations made up 3.4% of total consumer auto originations, up from 1.9% in 2Q ’22 • Portfolio balance of $1.5 billion, up 76% YoY, with diversification across products (lease, new and used) – Consumer EV portfolio made up of plug-in hybrid (70%) and battery electric vehicles (30%) • Insurance EV offerings provide additional opportunities to support dealers and customers Consumer EV Portfolio Balance by Product Consumer EV Originations by Product Lease Lease Used Used Retail Retail New New Retail Retail 21

2Q 2023 Preliminary Results Auto Finance: Agile Market Leader # # # # Leading 1 1 1 1 Prime Auto Bank Floorplan Bank Retail Auto Dealer Satisfaction Insurance Provider (1) (2) (3) (4) Lender Lender Loan Outstandings J.D. Power Award (F&I, P&C Products) Consumer Applications and Approval Rate Auto Balance Sheet Trends ($ billions; EoP, HFI only) Lease U.S. Consumer Applications Retail Commercial Approval Rate Auto Consumer Originations Consumer Origination Mix ($ billions; % of $ originations) (% of $ originations) Retail Weighted Avg. FICO Lease New Growth Used Stellantis Nonprime % of GM Total Retail See page 38 for footnotes. 22

2Q 2023 Preliminary Results

Insurance

- **Insurance pre-tax income of $8 million and core pre-tax loss of $16 million[1]**
  - $312 million of earned premiums, up $27 million YoY
  - Other losses of $45 million, up $20 million YoY, driven by normalization of GAP losses with lower used vehicle values and growth in other ancillary products
  - Investment income of $30 million, stable YoY and slightly down QoQ
- **Severe hail activity across U.S. impacting vehicle inventory weather losses**
  - Weather losses of $51 million, up $25 million YoY; June 2023 was highest single weather loss month since April 2020
- **Written premiums of $299 million, up 14% YoY**
  - P&C premiums increasing from growing inventory and growth in other dealer products
  - F&I growth driven by product mix and higher volume in Canada

		Inc / (Dec) v.	
Key Financials ($ millions)	**2Q 23**	**1Q 23**	**2Q 22**
Premiums, service revenue earned and other income	$ 312	$ 3	$ 27
VSC losses	38	2	-
Weather losses	51	37	25
Other losses	45	7	20
Losses and loss adjustment expenses	134	46	45
Acquisition and underwriting expenses[2]	224	(3)	13
Total underwriting income / (loss)	(46)	(40)	(31)
Investment income and other	54	(44)	161
Pre-tax income	$ 8	$ (84)	$ 130
Change in fair value of equity securities[3]	(24)	41	(160)
Core pre-tax loss[1]	$ (16)	$ (43)	$ (30)
Total assets (EOP)	$ 8,890	$ 23	$ 71
Key Statistics - Insurance Ratios	**2Q 23**	**1Q 23**	**2Q 22**
Loss ratio	43.0%	28.3%	31.2%
Underwriting expense ratio	71.5%	73.7%	74.8%
Combined ratio	114.5%	102.0%	106.0%

Insurance Losses

($ millions)


$89
$25
$26
$38
$70
$27
$8
$35
$63
$32
$33
$88
$38
$14
$36
$134
$45
$51
$38
Other
Weather
VSC
2Q 22
3Q 22
4Q 22
1Q 23
2Q 23

Insurance Written Premiums

($ millions)


$262
$25
$237
$291
$58
$233
$285
$67
$218
$307
$75
$232
$299
$49
$250
P&C Premium
F&I Premium
2Q 22
3Q 22
4Q 22
1Q 23
2Q 23

(1) Non-GAAP financial measure. See pages 34 – 36 for definitions.
For additional footnotes see page 38.

Note: F&I: Finance and insurance products and other. P&C: Property and casualty insurance products.

ally do it right. | 23

2Q 2023 Preliminary Results

Corporate Finance

- **Corporate Finance pre-tax income of $72 million**
  - Net financing revenue up YoY reflecting higher average asset balances
- **2Q charge-off related to legacy healthcare cashflow exposure**
  - No P&L impact as exposures were fully reserved
  - Healthcare cashflow represents 2% of portfolio
- **Held-for-investment loans of $10.1B, up 20% YoY**
  - High quality, 100% floating-rate lending portfolio, comprised of 60% asset-based loans, and ~100% in first lien position
- **Limited commercial real estate exposure of $1.1 billion, entirely within healthcare industry**
  - Less than 1% of consolidated Ally total loans

Key Financials ($ millions)	2Q 23	Inc / (Dec) v. 1Q 23	Inc / (Dec) v. 2Q 22
Net financing revenue	$ 92	$ (11)	$ 15
Other revenue	28	(1)	9
Total net revenue	120	(12)	24
Provision for credit losses	15	-	7
Noninterest expense [(2)]	33	(12)	5
Pre-tax income	$ 72	$ -	$ 12
Change in fair value of equity securities [(3)]	(1)	(1)	(1)
Core pre-tax income [(1)]	$ 71	$ (1)	$ 11
Total assets (EOP)	$ 10,190	$ (36)	$ 1,300

Diversified Loan Portfolio

(as of 6/30/23)


All Other
7% Chemicals & Metals
3% Wholesale
1% Construction
1% Paper & Publishing
12%
17%
71%
Manufacturing
7% Auto & Transportation
8% Machinery Equipment
2% Other Manufacturing
Services
42% Financial Services
15% Other Services
13% Health Services
0% Food & Beverage
2% Retail Trade

Held for Investment Loans

($ billions; EoP)


$8.5
$9.4
$10.1
$10.0
$10.1
2Q 22
3Q 22
4Q 22
1Q 23
2Q 23

(1) Non-GAAP financial measure. See pages 34 – 36 for definitions.
For additional footnotes see page 38.

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2Q 2023 Preliminary Results Mortgage Finance Inc / (Dec) v. • Mortgage pre-tax income of $21 million Key Financials ($ millions) 2Q 23 1Q 23 2Q 22 Net financing revenue $ 53 $ (1) $ (3) – Noninterest expense down $17 million YoY, reflecting the benefit Total other revenue 5 1 1 of partnership DTC origination model Total net revenue $ 58 $ - $ (2) Provision for credit losses - 1 - • Direct-to-Consumer (DTC) originations of $267 million, (1) Noninterest expense 37 (1) (17) down 70% YoY, reflective of current environment Pre-tax income $ 21 $ - $ 15 Total assets (EOP) $ 18,997 $ (293) $ (129) • Over 50% of 2Q’23 originations from existing depositors Mortgage Finance HFI Portfolio 2Q 23 1Q 23 2Q 22 Net Carry Value ($ billions) $ 18.9 $ 19.2 $ 18.9 • Continue to prioritize customer digital experience and (2) 54.5% 55.0% 53.7% Wtd. Avg. LTV/CLTV operational efficiency Refreshed FICO 782 781 779 Held-for-Investment Assets Direct-to-Consumer Originations ($ billions) ($ billions) DTC Bulk Bulk $0.8 $1.1 $0.02 $0.01 $0.05 See page 39 for footnotes. 25

2Q 2023 Preliminary Results 2023 Financial Outlook Prior Outlook Current Outlook Economic Assumptions: Peak Fed Funds 5.25%* 5.50% ↑100bps 5.50% 4.50% YE 2023 Fed Funds 4.3% 4.2% Unemployment Rate (YE ‘23) * 3/31 forward curve assumed Fed Funds of 5.25% for one month before easing; 6/30 curve assumes 5.50% peak and no easing in 2023. Financial Outlook: Net Interest Margin 3.5% 3.4% Other Revenue $2.0B $1.9B Retail Auto Portfolio Yield (4Q ‘23) 9% 9% Retail Deposit Portfolio Yield (4Q ‘23) 3.6% 4.1% Retail Auto NCOs 1.6% - 1.8% 1.8% (1) Adj. Noninterest Expense $4.9B $4.9B (2) Tax Rate 21% - 22% 18% (1) Non-GAAP Financial Measures. See pages 34 – 36 for definitions. (2) Assumes statutory U.S. Federal tax rate of 21% 26

2Q 2023 Preliminary Results Strategic Priorities Focused execution on driving long-term value for all stakeholders Ensure culture remains aligned with relentless focus on customers, communities, employees, and shareholders Differentiate as a financial ally for our consumer and commercial customers Continue to grow and diversify by scaling existing businesses Constant evolution to maintain leading digital experiences and brand Driving disciplined risk management and accretive capital deployment Delivering sustainable, enhanced results, and value for ALL stakeholders 27

2Q 2023 Preliminary Results Supplemental 28

2Q 2023 Preliminary Results Supplemental Results By Segment GAAP to Core pre-tax income Walk Inc / (Dec) v. ($ millions) Segment Detail 2Q 23 1Q 23 2Q 22 1Q 23 2Q 22 Automotive Finance $ 501 $ 442 $ 600 $ 59 $ (99) Insurance 8 92 (122) (8 4) 130 Dealer Financial Services $ 509 $ 534 $ 478 $ (25) $ 31 Corporate Finance 72 72 60 - 12 Mortgage Finance 21 21 6 - 15 Corporate and Other (199) (2 39) 90 40 (2 89) $ 15 $ (2 31) Pre-tax income from continuing operations $ 403 $ 388 $ 634 (1) 12 11 10 0 2 Core OID (2) Change in fair value of equity securities (25) (6 5) 136 40 (1 61) (1) $ 56 $ (3 90) $ 390 $ 335 $ 780 Core pre-tax income (1) Non-GAAP financial measure. See pages 34 – 36 for definitions. 29 For additional footnotes see page 39.

Supplemental

2Q 2023 Preliminary Results

Funding Profile Details

Funding Mix


7%
13%
9%
71%
7%
9%
4%
80%
6%
4%
1%
89%
6%
8%
1%
85%
6%
5%
2%
87%
2Q 19
2Q 20
2Q 21
2Q 22
2Q 23
Unsecured
FHLB / Other
Secured
Deposits

Note: Totals may not foot due to rounding.

Deposit Mix


6%
23%
71%
8%
20%
72%
9%
20%
71%
10%
25%
65%
10%
27%
63%
2Q 22
3Q 22
4Q 22
1Q 23
2Q 23
Brokered / Other
Retail CD
MMA/OSA/ Checking

Note: Other includes sweep deposits, mortgage escrow and other deposits. Totals may not foot due to rounding.

Unsecured Long-Term Debt Maturities[1]

($ billions)

Maturity Date	Weighted Avg. Coupon	Principal Amount Outstanding[2]
2023	1.45%	$ 1.20
2024	4.48%	$ 1.45
2025+[3]	6.25%	$ 8.39

(1) Excludes retail notes and perpetual preferred equity; as of 06/30/2023.
(2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs.
(3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year.

Wholesale Funding Issuance

($ billions)


$13.3
$7.9
$5.4
$5.8
$4.9
$0.9
$6.5
$6.5
$7.3
$7.3
$4.2
$3.5
$0.8
$2.8
$2.8
$0.8
$0.8
$4.1
$2.4
$1.7
$2.1
$0.7
$1.4
2015
2016
2017
2018
2019
2020
2021
2022
2023
Term ABS
Term Unsecured

Note: Term ABS shown includes funding amounts (notes sold) at new issue and does not include private offerings sold later. Excludes $2.35 billion of preferred equity issued in 2021. Totals may not foot due to rounding.

ally do it right. | 30

2Q 2023 Preliminary Results Supplemental Corporate and Other ($ millions) Inc / (Dec) v. • Pre-tax loss of $199 million and Core pre-tax loss of (1) Key Financials 2Q 23 1Q 23 1Q 22 $187 million Net financing revenue $ 50 $ (47) $ (260) Total other revenue 53 46 (6) – Net financing revenue lower YoY driven by higher interest Total net revenue $ 103 $ (1) $ (266) expense Provision for credit losses 81 - 13 Noninterest expense 221 (41) 10 Pre-tax income / (loss) $ (199) $ 40 $ (289) – Provision expense higher YoY driven by growing asset (1) Core OID 12 0 2 balances in unsecured lending (3) Change in fair value of equity securities - - (0) (1) Core pre-tax income / (loss) $ (187) $ 40 $ (288) • Total assets of $45.4 billion, up $3.7 billion YoY, Cash & securities $ 35,139 $ (520) $ 2,815 primarily driven by higher cash balances and growth (4) Held for investment loans, net 3,484 141 1,038 in unsecured lending balances (5) Intercompany loan (510) 13 (99) (5) Other 7,294 (49) (37) Total assets $ 45,407 $ (415) $ 3 ,717 Ally Invest 2Q 23 1Q 23 2Q 22 Net Funded Accounts (k) 521 523 518 Ally Financial Rating Details Average Customer Trades Per Day (k) 26.2 29.1 33.7 LT Debt ST Debt Outlook Total Customer Cash Balances $ 1 ,578 $ 1 ,622 $ 2 ,027 Total Net Customer Assets $ 14,945 $ 14,060 1 3,508 Fitch BBB- F3 Stable Ally Lending 2Q 23 1Q 23 2Q 22 Moody's Baa3 P-3 Stable Gross Originations $ 436 $ 440 $ 591 S&P BBB- A-3 Stable Held-for-investment Loans (EOP) $ 2,170 $ 2 ,074 $ 1 ,523 DBRS BBB R-2H Stable Portfolio yield 10.0% 10.0% 11.9% NCO % 5.1% 5.8% 4.0% Note: Ratings as of 06/30/2023. Our borrowing costs & access to the capital markets could be negatively impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands. Ally Credit Card 2Q 23 1Q 23 2Q 22 Gross Receivable Growth (EOP) $ 117 $ 41 $ 189 Outstanding Balance (EOP) $ 1,757 $ 1 ,640 $ 1,225 NCO % 8.5% 7.2% 3.8% Active Cardholders (k) 1,146.1 1,097.2 908.4 (1) Non-GAAP financial measure. See pages 34 – 36 for definitions. 31 For additional footnotes see page 39.

2Q 2023 Preliminary Results Supplemental Interest Rate Risk (1) Net Financing Revenue Sensitivity Analysis ($ millions) 2Q 23 1Q 23 (2) (2) Change in interest rates Gradual Instantaneous Gradual Instantaneous -100 bps $ (109) $ (117) $ (104) $ (117) +100 bps $ 96 $ 121 $ 94 $ 109 Stable rate environment n/m $ 36 n/m $ (134) (1) Net financing revenue impacts reflect a rolling 12-month view. See page 37 for additional details. (2) Gradual changes in interest rates are recognized over 12 months. Effective Hedge Notional 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 Retail Auto $21B $16B $12B $12B $11B $11B $11B AFS Securities $12B $12B $12B $12B $12B $12B $12B Avg. Pay-Fixed Rate 2.5% 2.9% 3.1% 3.5% 3.9% 4.0% 4.0% Avg. SOFR 5.0% 5.3% 5.4% 5.3% 4.8% 4.4% 4.2% 32

2Q 2023 Preliminary Results Supplemental Deferred Tax Asset (1) Deferred Tax Asset 2Q 23 1Q 23 ($ millions) Gross DTA Valuation Net DTA Net DTA Balance Allowance Balance Balance Net Operating Loss (Federal) $ 7 $ - $ 7 $ 261 Tax Credit Carryforwards 1 ,061 (516) 545 512 State/Local Tax Carryforwards 310 (129) 181 174 Other Deferred Tax Assets / (Liabilities) 338 - 338 62 Net Deferred Tax Asset $ 1,716 $ (645) $ 1,071 $ 1,009 (1) GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Deferred Tax Asset / (Liability) Balances ($ millions) Net GAAP DTA Balance Disallowed DTA $1,224 $1,071 $1,071 $1,009 $882 $5 $4 $4 $4 $5 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 33

2Q 2023 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-provision net revenue (Core PPNR), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), Pre-provision net revenue (PPNR), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. For calculation methodology, refer to the Reconciliation to GAAP later in this document. 1) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. See page 40 for calculation methodology and details. 3) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. See page 43 for calculation details. (1) In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods. (2) In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 23 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment. 4) Adjusted noninterest expense is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader better understand the business' expenses excluding nonrecurring items. See page 45 for calculation methodology and details. 5) Adjusted other revenue is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader to better understand the business' ability to generate other revenue. See page 45 for calculation methodology and details. 34

2Q 2023 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures 6) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. See page 41 for calculation methodology and details. 7) Adjusted total net revenue is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue. See page 45 for calculation methodology and details. 8) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See pages 40 and 42 for calculation methodology and details. 9) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See page 45 for calculation methodology and details. 10) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See page 45 for calculation methodology and details. 11) Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adding GAAP net financing revenue and GAAP other revenue and subtracting GAAP noninterest expense then adding Core OID and repositioning expenses, excluding provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses. See page 45 for calculation methodology and details. 12) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) change in fair value of equity securities (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 44 for calculation methodology and details. 35

2Q 2023 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures 13) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. See page 42 for calculation details. (1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one- time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. (2) In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA. 14) Investment income and other (adjusted) is a non-GAAP financial measure that adjusts GAAP investment income and other for repositioning, and the change in fair value of equity securities. Management believes investment income and other (adjusted) is a helpful financial metric because it enables the reader to better understand the business' ability to generate investment income. 15) Net financing revenue excluding core OID is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' ability to generate revenue. See page 45 for calculation methodology and details. 16) Net interest margin excluding core OID is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' profitability and margins. See page 10 for calculation methodology and details. 17) Pre-provision net revenue (PPNR) is a non-GAAP financial measure calculated by adding GAAP net financing revenue and GAAP other revenue then subtracting GAAP noninterest expense, excluding provision for credit losses. Management believes that PPNR is a helpful financial metric because it enables the reader to assess the business’ ability to generate earnings to cover credit losses and as it is utilized by Federal Reserve's approach to modeling within the Supervisory Stress Test Framework that generally follows U.S. generally accepted accounting principles (GAAP) and includes a calculation of PPNR as a component of projected pre-tax net income. See page 45 for calculation methodology and details. 18) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See page 42 for calculation methodology and details. 36

2Q 2023 Preliminary Results Supplemental Notes on Other Financial Measures 1) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 2) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. 3) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and beginning January 1, 2022 are phasing in the regulatory capital impacts of CECL based on this five-year transition period. 4) Estimated retail auto originated yield is a financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information. 5) Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. 6) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 7) Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities, and significant other one-time items. 8) U.S. consumer auto originations ▪ New Retail – standard and subvented rate new vehicle loans; Lease – new vehicle lease originations; Used – used vehicle loans; Growth – total originations from non-GM/Stellantis dealers and direct-to-consumer loans. Note: Stellantis N.V. (“Stellantis”) announced January 17, 2021, following completion of the merger of Peugeot S.A. (“Groupe PSA”) and Fiat Chrysler Automobiles N.V. (“FCA”) on January 16, 2021, the combined company was renamed Stellantis; Nonprime – originations with a FICO® score of less than 620 37

2Q 2023 Preliminary Results Supplemental Additional Notes Page – 5 | Purpose-Driven Culture (1) Scores and rankings as measured by a third-party (Glint). (2) Digital interactions represent the number of online and mobile logins year-to-date across consumer auto (excluding SmartAuction, Insurance and consumer asset management), Ally Credit Card, Ally Home, Ally Invest. (3) Ally Bank customer satisfaction rate as of 2Q ‘23. (4) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. Page – 17 | Ally Bank: Deposit and Customer Trends (1) Source: FDIC, FFIEC Call Reports and Company filings of branchless banks including Marcus, Discover, American Express, Synchrony. Page – 19 | Auto Finance (1) Noninterest expense includes corporate allocations of $271 million in 2Q 2023, $271 million in 1Q 2023, and $245 million in 2Q 2022. Page – 22 | Auto Finance: Agile Market Leader (1) ‘Prime Auto Lender’ - Source: PIN Navigator Data & Analytics, a business division of J.D. Power. The credit scores provided within these reports have been provided by FICO® Risk Score, Auto 08 FICO® is a registered trademark of Fair Isaac Corporation in the United States and other countries. Ally management defines retail auto market segmentation (unit based) for consumer automotive loans primarily as those loans with a FICO® Score (or an equivalent score) at origination by the following: • Super-prime 720+, Prime 620 – 719, Nonprime less than 620 (2) ‘Bank Floorplan Lender’ - Source: Company filings, including WFC and HBAN. (3) ‘Retail Auto Loan Outstandings’ - Source: Big Wheels Auto Finance Data 2022. (4) ‘#1 Dealer Satisfaction among Non-Captive Lenders with Sub-Prime Credit’ - Source: J.D. Power. Page – 23 | Insurance (2) Acquisition and underwriting expenses includes corporate allocations of $23 million in 2Q 2023, $24 million in 1Q 2023, and $22 million in 2Q 2022. (3) Change in fair value of equity securities impacts the Insurance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. Page – 24 | Corporate Finance (2) Noninterest expense includes corporate allocations of $13 million in 2Q 2023, $15 million in 1Q 2023, and $11 million in 2Q 2022. (3) Change in fair value of equity securities impacts the Corporate Finance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 38

2Q 2023 Preliminary Results Supplemental Additional Notes Page – 25 | Mortgage Finance (1) Noninterest expense includes corporate allocations of $24 million in 2Q 2023, $24 million in 1Q 2023, and $30 million in 2Q 2022. (2) 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. Page – 29 | Results by Segment (2) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Page – 31 | Corporate and Other (2) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. (3) Change in fair value of equity securities impacts the Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. (4) HFI legacy mortgage portfolio, HFI Ally Lending portfolio and HFI Ally Credit Card portfolio. (5) Intercompany loan related to activity between Insurance and Corporate for liquidity purposes from the wind down of the Demand Notes program. Includes loans held-for-sale. 39

Supplemental

2Q 2023 Preliminary Results

GAAP to Core Results: Adjusted EPS

Adjusted Earnings per Share ("Adjusted EPS")

		QUARTERLY TREND												
		2Q 23	1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20
Numerator ($ millions)														
GAAP net income attributable to common shareholders		$ 301	$ 291	$ 251	$ 272	$ 454	$ 627	$ 624	$ 683	$ 900	$ 796	$ 687	$ 476	$ 241
Discontinued operations, net of tax		-	1	-	1	-	-	6	-	(1)	-	-	-	1
Core OID		12	11	11	11	10	10	9	9	9	10	9	9	9
Repositioning Items		-	-	57	20	-	-	107	52	70	-	-	-	50
Change in fair value of equity securities		(25)	(65)	(49)	62	136	66	(21)	65	(19)	(17)	(111)	(13)	(90)
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		3	11	(4)	(20)	(31)	(16)	(20)	(26)	(13)	1	21	1	17
Significant discrete tax items		-	-	61	-	-	-	-	-	(78)	-	-	-	-
Core net income attributable to common shareholders	[a]	$ 291	$ 250	$ 327	$ 346	$ 570	$ 687	$ 705	$ 782	$ 868	$ 790	$ 606	$ 473	$ 228
Denominator														
Weighted-average common shares outstanding - *(Diluted, thousands)*	[b]	304,646	303,448	303,062	310,086	324,027	337,812	348,666	361,855	373,029	377,529	378,424	377,011	375,762
Metric														
GAAP EPS		$ 0.99	$ 0.96	$ 0.83	$ 0.88	$ 1.40	$ 1.86	$ 1.79	$ 1.89	$ 2.41	$ 2.11	$ 1.82	$ 1.26	$ 0.64
Discontinued operations, net of tax		-	0.00	-	0.00	-	-	0.02	-	(0.00)	-	-	-	0.00
Core OID		0.04	0.04	0.04	0.03	0.03	0.03	0.03	0.03	0.02	0.03	0.02	0.02	0.02
Change in fair value of equity securities		(0.08)	(0.21)	(0.16)	0.20	0.42	0.19	(0.06)	0.18	(0.05)	(0.04)	(0.29)	(0.04)	(0.24)
Repositioning Items		-	-	0.19	0.06	-	-	0.31	0.14	0.19	-	-	-	0.13
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		0.01	0.04	(0.01)	(0.06)	(0.09)	(0.05)	(0.06)	(0.07)	(0.03)	0.00	0.06	0.00	0.05
Significant discrete tax items		-	-	0.20	-	-	-	-	-	(0.21)	-	-	-	-
Adjusted EPS	[a] / [b]	$ 0.96	$ 0.82	$ 1.08	$ 1.12	$ 1.76	$ 2.03	$ 2.02	$ 2.16	$ 2.33	$ 2.09	$ 1.60	$ 1.25	$ 0.61

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2Q 2023 Preliminary Results Supplemental GAAP to Core Results: Adjusted TBVPS Adjusted Tangible Book Value per Share ( Adjusted TBVPS ) QUARTERLY TREND 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 Numerator ($ billions) GAAP shareholder's equity $ 13.5 $ 13.4 $ 12.9 $ 12.4 $ 14.0 $ 15.4 $ 17.1 $ 17.3 $ 17.5 $ 14.6 $ 14.7 $ 14.1 $ 13.8 less: Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) - - - - GAAP common shareholder's equity $ 11.2 $ 11.1 $ 10.5 $ 10.1 $ 11.7 $ 13.1 $ 14.7 $ 15.0 $ 15.2 $ 14.6 $ 14.7 $ 14.1 $ 13.8 Goodwill and identifiable intangibles, net of DTLs (0.9) (0.9) (0.9) (0.9) (0.9) (0.9) (0.9) (0.4) (0.4) (0.4) (0.4) (0.4) (0.4) Tangible common equity 10.3 10.2 9 .6 9 .2 10.7 12.2 13.8 14.6 14.8 14.2 14.3 13.7 13.4 Tax-effected Core OID balance (assumes 21% tax rate) (0.6) (0.7) (0.7) (0.7) (0.7) (0.7) (0.7) (0.7) (0.8) (0.8) (0.8) (0.8) (0.8) Adjusted tangible book value [a] $ 9.7 $ 9.5 $ 9.0 $ 8.5 $ 10.1 $ 11.5 $ 13.1 $ 13.9 $ 14.1 $ 13.4 $ 13.5 $ 12.9 $ 12.6 Denominator Issued shares outstanding (period-end, thousands) [b] 3 01,619 3 00,821 299,324 3 00,335 312,781 3 27,306 337,941 349,599 3 62,639 3 71,805 374,674 3 73,857 3 73,837 Metric GAAP shareholder's equity per share $ 44.9 $ 44.5 $ 43.0 $ 41.4 $ 44.7 $ 47.1 $ 50.5 $ 49.5 $ 48.3 $ 39.3 $ 39.2 $ 37.8 $ 37.0 less: Preferred equity per share 7 .7 7 .7 7 .8 7.7 7 .4 7 .1 6 .9 6 .6 6 .4 - - - - GAAP common shareholder's equity per share $ 37.2 $ 36.7 $ 35.2 $ 33.7 $ 37.3 $ 40.0 $ 43.6 $ 42.8 $ 41.9 $ 39.3 $ 39.2 $ 37.8 $ 37.0 Goodwill and identifiable intangibles, net of DTLs per share (2.9) (3.0) (3.0) (3.0) (2.9) (2.8) (2.8) (1.1) (1.0) (1.0) (1.0) (1.0) (1.0) Tangible common equity per share 34.2 33.8 32.2 30.6 34.3 37.1 40.8 41.8 40.9 38.3 38.2 36.7 35.9 Tax-effected Core OID balance (assumes 21% tax rate) per share (2.1) (2.2) (2.2) (2.2) (2.2) (2.1) (2.1) (2.0) (2.1) (2.2) (2.2) (2.2) (2.2) Adjusted tangible book value per share [a] / [b] $ 32.1 $ 31.6 $ 30.0 $ 28.4 $ 32.2 $ 35.0 $ 38.7 $ 39.7 $ 38.8 $ 36.2 $ 36.1 $ 34.6 $ 33.7 Calculated Impact to Adjusted TBVPS from CECL Day-1 1Q 20 Numerator ($ billions) Adjusted tangible book value $ 12.2 CECL Day-1 impact to retained earnings, net of tax 1.0 Adjusted tangible book value less CECL Day-1 impact [a] $ 13.3 Denominator Issued shares outstanding (period-end, thousands) [b] 373,155 Metric Adjusted TBVPS $ 32.8 CECL Day-1 impact to retained earnings, net of tax per share 2.7 Adjusted tangible book value, less CECL Day-1 impact per share [a] / [b] $ 35.5 Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio. 41

Supplemental

2Q 2023 Preliminary Results

GAAP to Core Results: Core ROTCE

Core Return on Tangible Common Equity ("Core ROTCE")

		QUARTERLY TREND												
		2Q 23	1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20
Numerator ($ millions)														
GAAP net income attributable to common shareholders		$ 301	$ 291	$ 251	$ 272	$ 454	$ 627	$ 624	$ 683	$ 900	$ 796	$ 687	$ 476	$ 241
Discontinued operations, net of tax		-	1	-	1	-	-	6	-	(1)	-	-	-	1
Core OID		12	11	11	11	10	10	9	9	9	10	9	9	9
Repositioning Items		-	-	57	20	-	-	107	52	70	-	-	-	50
Change in fair value of equity securities		(25)	(65)	(49)	62	136	66	(21)	65	(19)	(17)	(111)	(13)	(90)
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		3	11	(4)	(20)	(31)	(16)	(20)	(26)	(13)	1	21	1	17
Significant discrete tax items & other		-	-	61	-	-	-	-	-	(78)	-	-	-	-
Core net income attributable to common shareholders	[a]	$ 291	$ 250	$ 327	$ 346	$ 570	$ 687	$ 705	$ 782	$ 868	$ 790	$ 606	$ 473	$ 228
Denominator (Average, $ billions)														
GAAP shareholder's equity		$ 13.5	$ 13.1	$ 12.6	$ 13.2	$ 14.7	$ 16.2	$ 17.2	$ 17.4	$ 16.1	$ 14.7	$ 14.4	$ 14.0	$ 13.7
less: Preferred equity		(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(1.2)	-	-	-	-
GAAP common shareholder's equity		$ 11.1	$ 10.8	$ 10.3	$ 10.9	$ 12.4	$ 13.9	$ 14.8	$ 15.1	$ 14.9	$ 14.7	$ 14.4	$ 14.0	$ 13.7
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.7)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)
Tangible common equity		$ 10.2	$ 9.9	$ 9.4	$ 10.0	$ 11.4	$ 13.0	$ 14.2	$ 14.7	$ 14.5	$ 14.3	$ 14.0	$ 13.6	$ 13.3
Core OID balance		(0.8)	(0.8)	(0.8)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(1.0)	(1.0)	(1.0)	(1.0)	(1.1)
Net deferred tax asset ("DTA")		(1.1)	(1.1)	(1.2)	(1.1)	(0.8)	(0.4)	(0.6)	(0.9)	(0.6)	(0.1)	(0.1)	(0.1)	(0.2)
Normalized common equity	[b]	$ 8.4	$ 8.0	$ 7.4	$ 8.0	$ 9.8	$ 11.7	$ 12.7	$ 12.9	$ 13.0	$ 13.1	$ 12.9	$ 12.4	$ 12.0
Core Return on Tangible Common Equity	[a] / [b]	13.9%	12.5%	17.6%	17.2%	23.2%	23.6%	22.1%	24.2%	26.7%	24.1%	18.7%	15.2%	7.6%

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2Q 2023 Preliminary Results Supplemental GAAP to Core Results: Adjusted Efficiency Ratio Adjusted Efficiency Ratio QUARTERLY TREND 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 Numerator ($ millions) GAAP noninterest expense $ 1,249 $ 1,266 $ 1,266 $ 1,161 $ 1,138 Insurance expense (358) (315) (286) (290) (300) Repositioning items - - (57) (20) - Adjusted noninterest expense for efficiency ratio [a] $ 891 $ 951 $ 923 $ 851 $ 838 Denominator ($ millions) Total net revenue $ 2,079 $ 2,100 $ 2,201 $ 2,016 $ 2,076 Core OID 12 11 11 11 10 Repositioning items - - - - - Insurance revenue (366) (407) (387) (260) (178) Adjusted net revenue for the efficiency ratio [b] $ 1,725 $ 1,704 $ 1,825 $ 1,767 $ 1,908 Adjusted Efficiency Ratio [a] / [b] 51.7% 55.8% 50.6% 48.2% 43.9% 43

2Q 2023 Preliminary Results Supplemental Non-GAAP Reconciliation: Core Income ($ millions) 2Q 23 1Q 23 2Q 22 Change in fair Change in fair Change in fair (1) (1) (1) GAAP Core OID value of equity Repositioning Non-GAAP GAAP Core OID value of equity Repositioning Non-GAAP GAAP Core OID value of equity Repositioning Non-GAAP securities securities securities Consolidated Ally Net financing revenue $ 1,573 $ 12 $ - $ - 1 ,585 $ 1,602 $ 11 $ - $ - 1 ,613 $ 1,764 $ 10 $ - $ - 1,774 Total other revenue 506 - (25) - 481 498 - (65) - 433 312 - 136 - 448 Provision for credit losses 427 - - - 427 446 - - - 446 304 - - - 304 Noninterest expense 1,249 - - - 1,249 1,266 - - - 1,266 1,138 - - - 1,138 Pre-tax income / (loss) $ 403 $ 12 $ (25) $ - $ 390 $ 388 $ 11 $ (65) $ - $ 335 $ 634 $ 10 $ 136 $ - $ 780 Corporate / Other Net financing revenue $ 50 $ 12 $ - $ - $ 62 $ 97 $ 11 $ - $ - $ 108 $ 310 $ 10 $ - $ - $ 320 Total other revenue 53 - - - 53 7 - - - 7 59 - 0 - 59 Provision for credit losses 81 - - - 81 81 - - - 81 68 - - - 68 Noninterest expense 221 - - - 221 262 - - - 262 211 - - - 211 Pre-tax income / (loss) $ (199) $ 12 $ - $ - $ (187) $ (239) $ 11 $ - $ - $ (228) $ 90 $ 10 $ 0 $ - $ 101 Insurance Premiums, service revenue earned and other $ 312 $ - $ - $ - $ 312 $ 309 $ - $ - $ - $ 309 $ 285 $ - $ - $ - $ 285 Losses and loss adjustment expenses 134 - - - 134 88 - - - 88 89 - - - 89 Acquisition and underwriting expenses 224 - - - 224 227 - - - 227 211 - - - 211 Investment income and other 54 - (24) - 30 98 - (65) - 33 (107) - 136 - 29 Pre-tax income / (loss) $ 8 $ - $ (24) $ - $ (16) $ 92 $ - $ (65) $ - $ 27 $ (122) $ - $ 136 $ - $ 14 Corporate Finance Net financing revenue $ 92 $ - $ - $ - $ 92 $ 103 $ - $ - $ - $ 103 $ 77 $ - $ - $ - $ 77 Total other revenue 28 - (1) - 27 29 - 0 - 29 19 - (0) - 19 Provision for credit losses 15 - - - 15 15 - - - 15 8 - - - 8 Noninterest expense 33 - - - 33 45 - - - 45 28 - - - 28 Pre-tax income / (loss) $ 72 $ - $ (1) $ - $ 71 $ 72 $ - $ 0 $ - $ 72 $ 60 $ - $ (0) $ - $ 60 (1) Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See page 35 for definition. Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 44

2Q 2023 Preliminary Results Supplemental Non-GAAP Reconciliations Net Financing Revenue (ex. Core OID) QUARTERLY TREND ($ millions) 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 GAAP Net Financing Revenue [x] $ 1,573 $ 1,602 $ 1,674 $ 1,719 $ 1,764 $ 1,693 $ 1 ,654 $ 1,594 $ 1 ,547 $ 1,372 $ 1,303 $ 1,200 $ 1,054 Core OID 12 11 11 11 10 10 9 9 9 10 9 9 9 Net Financing Revenue (ex. Core OID) [a] $ 1,585 $ 1,613 $ 1,685 $ 1,730 $ 1,774 $ 1 ,703 $ 1 ,663 $ 1 ,603 $ 1 ,556 $ 1 ,382 $ 1,312 $ 1 ,209 $ 1 ,063 Adjusted Other Revenue QUARTERLY TREND ($ millions) 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 GAAP Other Revenue [y] $ 506 $ 498 $ 527 $ 297 $ 312 $ 442 $ 545 $ 391 $ 538 $ 565 $ 678 $ 484 $ 555 Accelerated OID & repositioning items - - - - - - 9 52 70 - - - - Change in fair value of equity securities (25) (65) (49) 62 136 66 (21) 65 (19) (17) (111) (13) (90) Adjusted Other Revenue [b] $ 481 $ 433 $ 478 $ 359 $ 448 $ 508 $ 533 $ 507 $ 588 $ 548 $ 567 $ 471 $ 465 Adjusted NIE (ex. Repositioning) QUARTERLY TREND ($ millions) 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 GAAP Noninterest Expense [z] $ 1,249 $ 1,266 $ 1,266 $ 1,161 $ 1,138 $ 1 ,122 $ 1 ,090 $ 1 ,002 $ 1 ,075 $ 943 $ 1,023 $ 905 $ 985 Repositioning - - 57 20 - - - - - - - - 50 Adjusted NIE (ex. Repositioning) [c] $ 1,249 $ 1,266 $ 1,209 $ 1,141 $ 1,138 $ 1 ,122 $ 1 ,090 $ 1,002 $ 1 ,075 $ 943 $ 1,023 $ 905 $ 935 Core Pre-Provision Net Revenue QUARTERLY TREND ($ millions) 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 Pre-Provision Net Revenue [x]+[y]-[z] 830 834 935 855 938 1,013 1,109 983 1,010 994 958 779 624 Core Pre-Provision Net Revenue [a]+[b]-[c] $ 817 $ 781 $ 954 $ 948 $ 1,084 $ 1,088 $ 1 ,107 $ 1,108 $ 1 ,070 $ 987 $ 856 $ 775 $ 593 Adjusted Total Net Revenue ($ millions) Adjusted Total Net Revenue [a]+[b] $ 2,066 $ 2,047 $ 2,163 $ 2,089 $ 2,222 $ 2,210 $ 2,197 $ 2,110 $ 2,145 $ 1,930 $ 1,879 $ 1,680 $ 1,528 Original issue discount amortization expense QUARTERLY TREND ($ millions) 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 GAAP original issue discount amortization expense $ 15 $ 15 $ 14 $ 13 $ 13 $ 13 $ 12 $ 12 $ 12 $ 12 $ 13 $ 12 $ 12 Other OID $ 3 3 3 3 2 3 3 3 3 3 3 3 4 (1) Core original issue discount (Core OID) amortization expense $ 12 $ 11 $ 11 $ 11 $ 10 $ 10 $ 9 $ 9 $ 9 $ 10 $ 9 $ 9 $ 9 Outstanding original issue discount balance QUARTERLY TREND ($ millions) 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 GAAP outstanding original issue discount balance $ (863) $ (878) $ (882) $ (888) $ (901) $ (911) $ (923) $ (929) $ (983) $ (1,052) $ (1,064) $ (1,084) $ (1,092) Other outstanding OID balance (45) (48) (40) (36) (39) (37) (40) (29) (32) (34) (37) (48) (46) Core outstanding original issue discount balance (Core OID balance) $ (818) $ (830) $ (841) $ (852) $ (863) $ (873) $ (883) $ (900) $ (952) $ (1,018) $ (1,027) $ (1,037) $ (1,046) Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 45